UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
washington, d.c. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  October 23, 2012

_______________________

CRYOLIFE, INC.
(Exact name of registrant as specified in its charter)
_________________________

Florida	1-13165	59-2417093
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1655 Roberts Boulevard, N.W., Kennesaw, Georgia  30144
(Address of principal executive office) (zip code)

Registrant's telephone number, including area code: (770) 419-3355

_____________________________________________________________
(Former name or former address, if changed since last report)

_________________________

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5   Corporate Governance and Management

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

           On October 23, 2012, CryoLife, Inc. (the “Company”) entered into a new employment agreement (the “Agreement”) with Steven G. Anderson, the Company’s Chairman of the Board of Directors, President and Chief Executive Officer.  The Agreement is effective January 1, 2013, following the expiration of his current agreement on December 31, 2012.  His current agreement remains in effect and will expire in accordance with its terms on December 31, 2012.  In accordance with the terms of the new Agreement, which continues in effect through December 31, 2015, Mr. Anderson will continue to serve as the Company’s President and Chief Executive Officer, and will continue to serve as the Chairman of the Board of Directors of the Company, subject to the Board’s exercise of its fiduciary duties.

In designing a new agreement for Mr. Anderson, in addition to ensuring that the Company retains Mr. Anderson’s services in exchange for fair and reasonable compensation, the Board and its Compensation Committee were driven by three main goals:

•	Remove all tax gross ups;
•
Modify the change of control payment from a “single trigger” provision to a “double trigger” that requires not only a change of control of the Company, but also a termination of employment, either by the Company or by Mr. Anderson for “good reason;” and

•	Remove the provision relating to an automatic annual increase in base salary based on increases in the consumer price index.

No Excise Tax Gross Ups; Cut Back Provision

The Agreement provides that the Company will not pay Mr. Anderson any excise tax gross up payments.  The Agreement also provides that the Company shall reduce any payments that are contingent upon the occurrence of a change of control to the maximum amount that may be paid to him without his incurring any excise tax on the amounts paid.

Change of Control Payment

The Agreement makes the change of control payment a “double trigger” provision, with the first trigger being the defined change of control of the Company, and the second being the termination of Mr. Anderson’s employment, either by the Company or by Mr. Anderson as a result of an objectively defined “good reason,” as further described below.

Following a change of control and termination of his employment for the specified reasons, Mr. Anderson will receive a payment equal to one times the aggregate of his annual salary and bonus compensation for the year in which the termination occurs.

This payment will be made if Mr. Anderson’s employment is terminated:

•	by the Company for any reason subsequent to a change of control;
•	by the Company for any reason other than defined “cause” at any time within twelve months prior to the change of control; or
•	by Mr. Anderson for defined “good reason” at any time following the change of control or within twelve months prior thereto.

If the termination of employment occurs before the awarding of bonuses for the year in question, the bonus compensation component of this payment will be computed based on the bonus paid in the immediately preceding year.  The change of control payment shall be made within thirty days following, as applicable:

•	the occurrence of the change of control if Mr. Anderson’s employment was terminated as specified above within twelve months prior to the change of control; or
•	the termination of Mr. Anderson’s employment as specified above following the change of control.

Base Salary

Mr. Anderson’s initial annual base salary under the Agreement will be the same as his current salary, $656,900.  In the first quarter of each year, the Company’s Board Compensation Committee will review Mr. Anderson’s salary and authorize adjustments, if any; provided, however, that Mr. Anderson’s base salary may not be reduced below its then-current level at any time during the employment period, other than pursuant to a general wage reduction applicable to all of the Company’s officers, and then only to the extent and up to the same percentage amount that the base salaries of all of the Company’s executive officers are reduced.  The Agreement does not contain any provision for any automatic increase based on the consumer price index.

Bonus

The Agreement also provides that Mr. Anderson is entitled to participate in the Company’s annual bonus program on terms and in amounts no less favorable to Mr. Anderson than those currently contained in the Company’s Executive Incentive Plan and fiscal 2012 bonus program, with such modifications as shall be reasonably imposed for all executive officers of the Company upon the recommendation of the Compensation Committee and the approval of at least 2/3rds of the independent members of the Board.

Expense Reimbursement, Benefits and Vacation

During the term of the Agreement, as with his current employment agreement, Mr. Anderson will be entitled to reimbursement for monthly car payments, auto expenses, and dues and business-related expenses at certain private clubs in an annual amount not to exceed 10% of his annual base salary. Mr. Anderson will be eligible to participate in the Company’s standard employee benefit plans and will also receive thirty days of paid vacation annually, which may not be carried over to subsequent years if unused.  Upon termination of his employment, Mr. Anderson will receive payment for any current and previously accumulated vacation days not taken at a rate equal to his then-current base salary divided by 260, provided that the Agreement prohibits him carrying over any vacation days accumulated in 2013 or thereafter to subsequent years.  He also received a reimbursement of $20,000 with respect to legal fees incurred in negotiating the Agreement.

Severance

The Agreement also provides that Mr. Anderson will receive a severance payment of $1,985,000 from the Company if:
•	his employment with the Company is terminated by reason of the expiration of the term of the Agreement; or
•	his employment is terminated during the term of the Agreement:
o	by the Company other than for cause;
o	by Mr. Anderson for good reason or as a result of his retirement from all full-time employment, or
o	as a result of his death.

The severance payment will be payable within thirty days following the termination of Mr. Anderson’s employment as specified above.  Upon termination of Mr. Anderson’s employment for any such reasons, both he and his wife will continue to receive major medical benefits from the Company for the duration of their lives, subject to a maximum annual premium amount of $32,153.90 that will be increased each year to account for inflation.  The amount of Mr. Anderson’s severance payment and his and his wife’s medical benefits are unchanged from those provided in his current agreement.

Non-Compete and Non-Solicitation Covenants; Clawback

The change of control payment and severance payment discussed above are subject to non-compete and non-solicitation clauses in the Agreement that are effective throughout the term of the Agreement and for two years after any termination of the Agreement.  In the event that Mr. Anderson is found to have breached either the non-compete or non-solicitation clause, the Agreement provides that he must repay any such portion of the payments he received that shall be so ordered by the governing court.

One-Time Payment

Because the Agreement does not contain certain provisions that were contained in Mr. Anderson’s prior employment agreement that were favorable to him, including a tax gross up provision and a change of control payment that could be received without regard to termination of employment, and because not including these provisions could potentially result in a decrease in the value of the benefits to be received by Mr. Anderson, as compared to those under his current agreement, the Agreement provides that the Company will make a one-time lump sum cash payment to Mr. Anderson of $100,000, payable to him no later than January 15, 2013, provided that he remains employed by the Company as of January 1, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, CryoLife, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRYOLIFE, INC.

Date: October 29, 2012	By:	/s/ D.A. Lee
	Name:	D. Ashley Lee
	Title:	Executive Vice President, Chief
Operating Officer and Chief
Financial Officer